STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT, is made and entered into this 10th day of April 1996 by, between and among, PTR Right Acquisition Co. Inc., a federal Canadian corporation ("Buyer"), Marti Smye ("Smye"), Margaret Smith ("Smith"), Richard Zuliani ("Zuliani"), Margaret Smith Family Trust ("Smith Trust"), Richard Zuliani Family Trust ("Zuliani Trust") and People Tech Consulting Inc., a federal Canadian corporation ("Corporation"). Smye, Smith and Zuliani are together referred to herein as "Principals". Principals, Smith Trust and Zuliani Trust are together referred to herein as "Sellers". Except where the context requires a different interpretation, "Corporation" applies herein to both Corporation and its wholly-owned subsidiary, People Tech Consulting Corporation, a Delaware corporation ("PTCC").

                                   BACKGROUND

     Corporation is engaged in the business of selling and providing management consulting services, and especially change management services (the "Business"). The Canadian Corporation has developed and owns certain special processes and procedures and copyrights which Buyer wishes to acquire.

     Buyer is a wholly owned subsidiary of Right Management Consultants, Inc., a Pennsylvania corporation ("RMC").

     Sellers own all of the issued and outstanding capital stock of Corporation ("Stock").

     Buyer desires to buy all of the Stock and Sellers desire to sell the Stock to Buyer pursuant to the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


     1. Purchase and Sale of the Stock.

          At the Closing (hereinafter defined), the following transactions shall occur in the following order:

          (a) Buyer shall purchase from the Sellers other than Smye and the Sellers other than Smye shall sell and transfer to Buyer all of their Stock, free and clear of all claims, liens, encumbrances, restrictions, and security interests of any kind whatsoever.

          (b) The Buyer shall make a demand non-interest bearing loan to Corporation of $2,361,478.

          (c) Corporation shall purchase for cancellation and Smye shall sell and transfer to Corporation all of Smye's common shares, free and clear of all claims, liens, encumbrances, restrictions, and security interests of any kind whatsoever.

          (d) Buyer shall purchase from Smye and Smye shall sell and transfer to Buyer 14,700 of Smye's Class A Special shares, free and clear of all claims, liens, encumbrances, restrictions, and security interests of any kind whatsoever.

          (e) Corporation shall redeem 6,300 of Smye's Class A Special shares (which together with the Class A Special shares described in Section 1.1(d) constitute all of Smye's Class A Special shares), free and clear of all claims, liens, encumbrances, restrictions, and security interests of any kind whatsoever.

     2. Cash at Closing.

          At the Closing, Buyer shall pay C$153,000 to Smith, C$153,000 to Zuliani, C$291,400 to Smith Trust and C$291,400 to Zuliani Trust for their Stock. Corporation shall then pay C$2,040,169 to Smye for her common shares, Buyer shall then pay C$749,722 to Smye for her Class A Special shares, and Corporation shall then pay C$321,309 to Smye for her Class A Special shares. All such amounts shall be paid by wire transfer or other immediately available funds.

     3. Restrictive Covenants.

          (a) Non-Compete. In order to induce Buyer to execute this Agreement, each Principal hereby covenants and agrees that for three years following the Closing Date, he/she shall not, directly or indirectly, either for his/her own account or as a partner or joint venturer, or as an agent for any person other than Corporation, Buyer or RMC, or as a shareholder (other than as the holder of five percent (5%) or less of an exchange listed entity), owner or otherwise, anywhere within the Territory (hereinafter defined): (i) engage in the business of selling or providing corporate change management consulting services; (ii) engage in any business in competition with Corporation immediately preceding the date hereof; (iii) contact or solicit any client or customer of Corporation, Buyer or RMC on behalf of any competitor of Corporation, Buyer or RMC for the purpose of providing consulting services to such clients or customers on an in-house basis; or (iv) solicit or induce any employee of Corporation, Buyer or RMC to terminate such employee's employment with Corporation, Buyer or RMC. For the purposes of this paragraph, Territory shall mean the Provinces of Canada and the states of the United States which constitute the continent of North America.

          (b) Non-Disclosure. Each Principal hereby covenants and agrees that, except to the extent required by law, at all times after the Closing, Principal shall not use for Principal's personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than Corporation, Buyer or RMC, any confidential information regarding the business methods, business policies, procedures, techniques, research or development projects or results not in the public domain; trade secrets or other knowledge or processes used or developed by Corporation, Buyer or RMC in or for the Business; or any names or the addresses of any customers or clients of Corporation, Buyer or RMC; any non-public data on or relating to past, present or prospective customers or clients of Corporation, Buyer or RMC; or any other confidential information relating to or dealing with the business operations or activities of Corporation, Buyer or RMC (collectively, "Confidential Information"). Provided, however, that Confidential Information does not include any information that (x) is, was, or becomes available to Principals on a nonconfidential basis; (y) has been or is made available on an unrestricted basis to a third party by Buyer or RMC, by an individual authorized to do so; or
(z) is known by a Principal prior to its disclosure to Principal. Furthermore, each Principal is specifically permitted to use and disclose Confidential Information to the extent necessary to assert any right or defend against any claim arising under this Agreement or pertaining to Confidential Information or its use, to the extent necessary to comply with any applicable statute, constitution, treaty, rule, regulation, ordinance or order of the United States, Canada or any other jurisdiction applicable to such Principal, or if a Principal receives a request to disclose any Confidential Information under the terms of a subpoena, order, civil investigative demand, or similar process issued by a Court of competent jurisdiction or by governmental body or agency of the United States or Canada or any subdivision thereof.

          (c) Remedies. Each Principal acknowledges that the restrictions contained in this Section 3, in view of the nature of the business in which Corporation, Buyer and RMC will be engaged, and the transactions taking place under this Agreement, are reasonable and necessary in order to protect the legitimate interests of Corporation, Buyer and RMC, and that any violation thereof would result in irreparable injuries to Corporation, Buyer or RMC. Each Principal therefore acknowledges that, in the event of a violation of any of these restrictions, Corporation, Buyer or RMC shall be entitled to obtain from any court of competent jurisdiction, emergency, preliminary and permanent injunctive relief from the person violating such restrictions as well as damages and an accounting of all earnings, profits and other benefits from such person arising from such violation, which rights will be cumulative and in addition to any other rights or remedies to which Corporation, Buyer or RMC may be entitled from such person.

          (d) If for any reason any paragraph or portion of a paragraph from this Section 3 shall be invalid or unenforceable, it is agreed that the same shall not affect any other paragraph or portion hereof, but the remaining covenants and restrictions or portions hereof shall remain in full force and effect; and that if such invalidity or enforceability is due to the unreasonableness of the time or geographical area covered by the said covenants and restrictions, said covenants and restrictions of this Agreement shall nevertheless be effective for such period of time and for such area as may be determined to be reasonable by a court of competent jurisdiction.

     4. Closing; Effective Date.

          The closing under this Agreement (the "Closing") will take place on April 10, 1996 (the "Closing Date") at the offices of RMC, or at such other time or place as the parties shall mutually agree, but no later than April 10, 1996. The date for which financial reporting and accounting for results of operations shall commence is March 1, 1996.

     5. Representations and Warranties of Principals. Principals hereby jointly and severally, and unconditionally, represent and warrant to Buyer that:

          (a) Authority; Ownership. The Sellers are the sole legal and beneficial owners of the Stock, and have good and marketable title to the Stock, free and clear of all claims, liens, encumbrances, restrictions, and security interests of any kind whatsoever. The authorized capital of Corporation consists of 27,000 Class A Special shares and 27,000 common shares. The Stock is the only issued and outstanding shares in the capital of Corporation and the Stock has been duly authorized and validly issued and is outstanding as fully paid and non-assessable. There are no outstanding options or agreements under which any person or entity has the right, present or future, to acquire any shares of Corporation's Stock or any rights therein. The Sellers have the full right, personal power and authority to sell and transfer the Stock as provided herein, without the necessity of obtaining the consent or permission of any third party.

          (b) Corporate Organization; Authority. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of Canada, and has the power and authority to own and use its assets and to carry on its business as it is now conducted, including without limitation having made, and kept up to date, all appropriate corporate filings in the Province of Ontario. The execution, delivery and performance of this Agreement will not contravene or violate or constitute a breach of the terms of the Corporation's Articles of Incorporation, By-laws or any agreement to which it is a party.

          (c) Subsidiaries. PTCC is a wholly-owned subsidiary of Corporation, and along with People Tech Management Consultants Limited, a federal Canadian corporation ("PTMCL"), and People Tech Publishing Inc., an Ontario corporation ("PTPI") (neither of which PTMCL and PTPI have ever been active or engaged in business) comprise all of the wholly-owned subsidiaries of Corporation. PTCC is a corporation duly organized and validly existing under the laws of Delaware, has the power and authority, as conferred on it by its Canadian parent, to own and use its assets and to carry on the portion of the Business it is now conducting and is qualified to do business in each jurisdiction wherein the conduct of the Business makes such qualification necessary. The parties acknowledge that the value of the shares of PTCC represents less than 10% of the aggregate gross fair value of the assets of the Canadian Corporation. The execution, delivery and performance of this Agreement will not contravene or violate or constitute a breach of the terms of PTCC's, PTMCL's or PTPI's Articles of Incorporation, By-Laws or any agreement to which it is a party. The Corporation has a Twenty-five percent (25%) ownership interest in ProTransitions, Inc. ("ProT"). Other than PTCC, PTMCL, PTPI and ProT, Corporation has no investment or interest in any corporation, partnership, joint venture or other entity.

          (d) Binding Obligation. This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid and binding obligations of each of them in accordance with its terms. The execution, delivery and performance of the Agreement will not conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any contract, instrument, judgment, order, decree, law, rule or regulation applicable to any of the Sellers or by which any of them is bound.

          (e) Consents. No consent of any party to any contract or arrangement to which any of the Sellers is a party or by which any of them is bound or to which the Business is subject is required for the execution, consummation or performance of this Agreement. To the knowledge of Principals, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by any of the Sellers.

          (f) Litigation. Except as otherwise disclosed in this Agreement or the attachments thereto, there are no actions, suits, proceedings, orders, investigations, or claims pending or, to the knowledge of the Principals, threatened, against or relating to any of the Sellers, the Business, or the Corporation, or that would affect this Agreement, or, if adversely determined, could have a material adverse affect on the Corporation, or the Business, at law or in equity, or before or by any national, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the knowledge of the Principals there is no reasonable basis for any of the foregoing.

          (g) Taxes. Except as disclosed on Schedule 5(g), the Corporation has properly prepared and duly filed all Tax (hereinafter defined) returns or reports required to be filed by it in a timely manner and all such returns and reports properly and accurately reflect the Tax payable by the Corporation for the periods covered thereby. Except as disclosed on Schedule 5(g), the Corporation has paid in full when due all Tax payable (including payments required to be made by installment) by the Corporation at any time prior to the date of this Agreement and proper provision has been made by the Corporation in its Financial Statements (hereinafter defined) for Tax payable for periods prior to the Effective Date with respect to which Tax returns or reports are not yet required to be filed. There are no agreements, waivers or other arrangements, including for any extension of time, with respect to the filing of any Tax payment of any governmental charge, penalty, interest or fine by the Corporation with respect to the issuance of any Tax assessment or reassessment. There are no actions, suits, proceedings, investigations or claims now pending, or to the knowledge of Principals threatened or contemplated against the Corporation in respect of any Tax, governmental charges, assessments or reassessments or any matters under discussion with any governmental authority relating to any Tax, governmental charges, assessments or reassessments or any claims for additional taxes, governmental charges, assessments or reassessments asserted by any such authority. The normal reassessment period (within the meaning of the Income Tax Act (Canada)("ITA")) has expired for the Canadian Corporation taxation year ended March 31, 1991, and all prior taxation years and there are no audits or appeals pending in respect of taxation years after March 31, 1991. There are no audits or appeals pending with respect to PTCC's tax returns. The Corporation has withheld all amounts required by law to be withheld from payments made by it and has remitted such amounts to the appropriate authorities within the times required by law. Except as disclosed on Schedule 5(g), no elections have been filed after 1971 or are proposed to be filed under the ITA or under the comparable sections of any similar provincial legislation with respect to the Corporation. The Corporation does not have any non-capital losses or net capital losses, as those terms are defined in the ITA and under the ITA, except as disclosed on Schedule 5(g), will not have any non-capital losses or net capital losses arising for the taxation year which will be deemed to end immediately prior to the Closing Date and will not be required to write-down any of its respective depreciable properties, capital properties (other than depreciable properties) or eligible capital properties, as those terms are defined in the ITA, or be required to claim a reserve for doubtful debts in the period deemed to end immediately prior to the Closing Date. For the purposes of this Section 5(g), "Tax" means all income, capital payroll, sales and use, value added, excise, franchise, goods and services and real property taxes and customs and excise duties, whether federal (Canadian, or United States), provincial, state or local (including tax withholdings, employer health taxes, Workers' Compensation Act assessments and penalties and surcharges and Canada Pension Plan and unemployment insurance premiums, contributions and remittances) and all interest and penalties with respect to the above amounts.

          (h) Books and Records. The books and accounts and other corporate records of the Corporation relating to the Business are complete and correct in all material respects, and all material transactions of the Business have been accurately recorded therein in accordance with Canadian Generally Accepted Accounting Principles, consistently applied.

          (i) Financial Statements. Principals have delivered to Buyer the financial statements of the Corporation as of and for the years ended March 31, 1995, 1994 and 1993, and for the eleven months ended February 29, 1996, as adjusted (the "Financial Statements"). The Financial Statements fairly and accurately present the financial condition of the Corporation as of the dates thereof and the results of the Corporation's operations for the periods described therein, in accordance with applicable generally accepted accounting principles, consistently applied. Since March 31, 1995, the Corporation has operated the Business only in the ordinary course; there has been no material and adverse change in the financial condition, results of operation, assets, business operations or liabilities of the Business or the Corporation. There are no liabilities of the Business, or of the Corporation, long-term or short-term, contingent or otherwise, as of the Effective Date, which are not set forth in the Financial Statements or otherwise disclosed in this Agreement or the attachments hereto. No liabilities have been incurred since March 31, 1995 other than in the normal course, except as recorded in the Corporation's books and records.

          (j) Leases. Schedule 5(j) contains a true and complete schedule of all of the property leases of premises used by the Corporation in the conduct of the Business, and of all material leases of personal property used in the Business (collectively, the "Leases"), listing for each of the Leases the name and address of the lessor, the amount of payments due annually, and a description of the leased premises or equipment and its location. Each lessee has paid all amounts due and is not in default under any of the Leases, and to the knowledge of Principals there exists no condition or event which, with the passage of time, the giving of notice or both, will constitute a default under any such Lease. The Leases are the sole leases of interests in real property or personal property relating to the Business, or the Corporation to which either or both the Corporation or PTCC is a party. The transactions contemplated by this agreement may proceed without the consent of any third party lessor; or Principals have obtained or will use all reasonable efforts to obtain, prior to the Closing, the necessary consents to permit the transactions to close without impact on the Leases.

     (k) Compliance with Laws. To the knowledge of the Principals, Corporation is in compliance in all materials respects with all existing requirements of federal, provincial, state, local and other laws, regulations and ordinances, and all existing requirements of all governmental bodies or agencies having jurisdiction over them and relating to the operation of the Business.

          (l) Assets. The Corporation's assets include all material rights and property (including intellectual property and copyrights owned by the Canadian Corporation) necessary for the conduct of the Business in the manner it is currently conducted. All material items of furniture, fixtures, facilities, equipment, inventory, supplies and other material items of tangible property and assets which are part of the Corporation's assets as of the Closing Date are in good operating condition and repair, subject to normal wear and tear, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations relating to their use and operation; and all of the assets are free and clear of all liens, claims, security interests and encumbrances of any kind whatsoever. Within thirty (30) days after the Closing, the Sellers shall deliver to the Buyer a list of all material assets of the Corporation as of the Closing Date.

          (m) Employee Benefits.

               (i) Schedule 5(m) contains an accurate and complete list of each of the Plans (hereinafter defined) of or affecting the Corporation. Except as disclosed on Schedule 5(m), there exists no formal plan or commitment, whether legally binding or not, to create any additional Plan or change any existing Plan that would affect any employees or their dependent or beneficiaries.

               (ii) The Corporation does not have, nor has it ever had, any pension plans adopted or otherwise in effect;

               (iii) The Principals have heretofore delivered to the Purchaser true and complete copies of each of the following documents: (a) a copy of each of the Plans,and all amendments thereto; (b) a copy of the most recent description of each of the Plans that has been provided to employees, and any and all such other descriptive materials provided to such employees including employee booklets; and (c) a copy of any advance income tax ruling or related professional opinion on the tax status of any Plan;

               (iv) Except as disclosed on Schedule 5(m), there are no outstanding complaints, actions, suits, or claims pending or threatened by any person relating to any of the Plans. No administrator, fiduciary, or agent of any Plan, nor the Corporation has taken any action, or failed to take any action, that would subject the Corporation or any other person to any liability for any excess Tax or for a breach of any statutory or fiduciary duty with respect to or in connection with any Plan;

               (v) Each of the Plans and the funds established thereunder has been operated, administered, and invested in all respects in accordance with its terms and with the requirements of all applicable laws, and all regulations, rules and policies in relation thereto, and each of the Plans has been duly registered where required by, and is in good standing under, such laws.

               (vi) Except as disclosed on Schedule 5(m), no Plan provides benefits, including without limitation death or medical benefits, with respect to employees of the Corporation beyond their retirement or other termination of service other than coverage mandated by applicable law, death or retirement benefits under any Plan, deferred compensation benefits accrued as liabilities on the books of the Corporation, or benefits the cost of which are borne by the employee or his beneficiary;

               (vii) The consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting under any Plan, or increase the amount of compensation due any employee of the Corporation;

               (viii) No notification is required to be given to any of the Plans with respect to the consummation of the transactions contemplated by this Agreement in relation to such Plans;

               (ix) No events have occurred or are expected to occur with respect to any Plan that would cause a change in the cost of providing the benefits under such Plan or would cause a change in the costs of providing for other liabilities of such Plan;

               (x) The People Tech Partner Plan will be terminated by May 31, 1996, and except as described in Schedule 5(m) hereto no payments are due or will be due by the Corporation under such Plan, and in no event shall the liability of the Corporation with respect to the People Tech Partner Plan exceed $369,116; and

               (xi) With respect to the Section 5(m), "Plan" means every bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, health or other medical, life, disability or other insurance, supplemental unemployment benefit, profit sharing, pension, supplemental retirement and each other Employee benefit plan, program, agreement or arrangement, whether written or unwritten, formal or informal, legally binding or not, maintained or contributed to or required to be contributed to by a person for the benefit of any Employees or their dependents or beneficiaries, as well as the compensation practices and policies regarding vacations, sick leave, leaves of absence and all perquisites of employment, other than employee benefit programs mandated by law.

          (n) Employment Contracts.

               (i) Listed on Schedule 5(n) hereto are all material contracts and agreements, oral or written, including without limitation, collective bargaining agreements, (collectively the "Employment Agreements") whereunder the Corporation has any obligation or arrangement in the nature of an obligation (other than obligations to make current wage or salary payments terminable on notice of thirty (30) days or less) to their respective present or former directors, officers, employees, consultants, dependent or independent contractors, advisors, agents, sales representatives, dealers or distributors or their beneficiaries (collectively "Employees"). True and correct copies of all such Employment Agreements have been made available to the Buyer. Listed on
Schedule 5(n) hereto are all of the Employees of the Corporation and their current compensation, including all anticipated bonus and incentive payments.

               (ii) Listed on Schedule 5(n) is a true and complete copy of the employees of the Corporation and their respective wages, salaries and benefits.

               (iii) Listed on Schedule 5(n) hereto are all plans, contracts, agreements, commitments, arrangements or obligations, oral or written, whereunder the Corporation has made any loan or advance to any of its Employees in excess of $1,000.

               (iv) Except as listed in Schedule 5(n), the Corporation has no liability of any kind to any Employee except for remuneration and benefits payable to such Employee in the ordinary course.

               (v) Except as set forth in Schedule 5(n), the Corporation has never been sued or, to the knowledge of the Principals, threatened with suit on grounds of human rights violations of any kind, including without limitation, discrimination on the basis of age, sex or sexual harassment, with respect to any Employee.

               (vi) Except as disclosed in this Agreement or the attachments hereto, all obligations of the Corporation, whether arising by operation of law, contract, past custom or otherwise, for wages, salaries, bonuses, commissions, vacation and holiday pay, sick leave and other forms of compensation payable to Employees in respect of the services rendered by any of them have been paid or adequate accruals therefore have been made in the Corporation's books and records and in the Financial Statements. All accrued obligations of the Corporation applicable to Employees, for payments to trusts or other funds or to any governmental agency, with respect to unemployment insurance or other compensation benefits, workers' compensation, employer health tax, Canada Pension Plan or social security benefits, and any United States tax withholding obligations with respect to employment of said Employees through the date hereof have been paid or adequate accruals therefor have been made on the Corporation's books and records and in the Financial Statements.

               (vii) Except as listed on Schedule 5(n) hereto, (a) the Corporation is not a party to any collective agreement, contract, commitment or arrangement, either directly or by operation of law, with any trade union, association which might qualify as a trade union or any other representative of employees or dependent contractors; (b) no trade union, association which might qualify as a trade union or other representative of Employees has been certified as bargaining agent for Employees or dependent contractors of the Corporation; and (c) the relations of the Corporation with its respective Employees, whether organized or not, are not out of the ordinary in a material way. There is no pending, or progressing or, to the knowledge of the Corporation, threatened labor or employment dispute, complaint, grievance, arbitration proceeding, prosecution, request for union representation, union organizing activity or strike or any other occurrence, event or condition or similar character, involving the Employees or dependent contractors of the Corporation which is likely to have material consequences to the Corporation. The Principals do not know of any occurrence or any events which could rise to any such labor dispute, complaint, grievance, arbitration proceeding, prosecution, request for union representation, organizing activity or strike likely to have material consequences to the Corporation.

          (o) Consulting Contracts. Schedule 5(o) contains a list of all of the Business' material active consulting contracts (written or oral), which list will be updated in full by Corporation on the Closing Date. All consulting contracts are in good standing, and the Corporation is not in default or breach of, and to the knowledge of Principals there exists no event or state of facts which, after the giving of notice, the passage of time or both, would constitute a default or breach under, any of the consulting contracts. Corporation has not transferred, assigned or granted any interest in or agreed to transfer, assign or grant any interest in any of the consulting contracts to any party. None of the Principals are aware of any fact, event or circumstance that would cause a disruption in the Corporation's relations or business prospects with any of its clients.

          (p) Trade Names, Trademarks, Etc. Schedule 5(p) contains a complete list of all fictitious names, corporate names, trade names, trademarks, service marks and business styles, both domestic and foreign, used or held by Corporation for use by the Business (the "Marks). Except as disclosed on

Schedule 5(p), to the knowledge of Principals, the Marks do not infringe upon the fictitious names, corporate names, trade names, trademarks, service marks, business styles or other proprietary rights or property of any other party, no other party is infringing upon the Marks, and no such infringement has been alleged, either by or against Corporation. Principals will not, from and after the Closing Date, collectively or individually, use any of the Marks, or any names similar thereto, except as an employee of Corporation, Buyer or RMC.

          (q) Insurance Policies. Schedule 5(q) contains a schedule of all insurance policies owned or maintained by Corporation insuring or relating to the Corporation or the Business. Said list includes policy numbers, identity of insurers, and a brief description of the nature of insurance included in each such policy. All said insurance policies are in full force and effect, and all premiums thereunder have been paid through the date indicated on the Schedule. Corporation will continue to maintain such insurance coverage or equivalent replacement coverage in full force and effect through the Closing Date, which coverage will continue for at least three years after the Closing Date on their respective current terms.

          (r) Residency. Except for Zuliani, none of the Principals is a non-resident of Canada within the meaning of that term contained in the ITA. Zuliani, but not the other Principals, hereby represents and warrants that Zuliani shall provide the Buyer, on or before Closing, subject to Section 8(d)(i), with a certificate (a "Section 116 certificate") having a certificate limit equal to C$153,000 ("Zuliani's Purchase Price) and issued by Revenue Canada, Customs, Excise and Taxation ("Revenue Canada") pursuant to Section 116 of the ITA.

          (s)   Shareholders'   Agreement.   The  Sellers  have  terminated  the
Shareholders Agreement dated as of October, 1994 by and among the Sellers, and waive any rights they may have had thereunder or pursuant thereto.

          (t) No Misrepresentations. No statement made by Principals in any representation, warranty or covenant made by Principals to Buyer in this Agreement, or in any other document furnished by Principals to Buyer in connection with the transaction contemplated hereby (but not including any forecasts or projections), contains any untrue statement of material fact, or omits to state a material fact required to be stated to make such statement, in light of the circumstances in which such statement was made, not misleading. Any forecasts or projections provided to Buyer are based on assumptions considered reasonable in the industry and/or disclosed to Buyer.

     6. Representations and Warranties of Buyer. Buyer hereby unconditionally represents and warrants to Sellers as follows:

          (a) Corporate Organization; Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Canada, and has the power and authority to purchase and own the Stock and conduct the Business. Buyer has the full corporate power, right and authority to make, execute, deliver and perform this Agreement, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Buyer and will not contravene or violate or constitute a breach of the terms of Buyer's Articles of Incorporation or By-laws.

          (b) Binding Obligation. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer in accordance with its terms. The execution, delivery and performance of the Agreement will not conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any contract, instrument, judgment, order, decree, law, rule or regulation applicable to Buyer or by which Buyer is bound.

          (c) Consents. No consent of any party to any contract or arrangement to which Buyer is a party or by which it is bound or to which the Business is subject is required for the execution, consummation or performance of this Agreement. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Buyer, except for a filing required pursuant to the Investment Canada Act within thirty (30) days after the Closing.

          (d) Litigation. There are no actions, suits, proceedings, orders, investigations, or claims pending or threatened, against or relating to Buyer that would affect this Agreement, or, if adversely determined, could have a material adverse affect on Buyer, at law or in equity, or before or by any national, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis for any of the foregoing.

          (e)  No  Misrepresentations.   No  statement  made  by  Buyer  in  any
representation, warranty or covenant made by Buyer to Principals in this Agreement, or in any other document furnished by Buyer to any Principal in connection with the transactions contemplated hereby (but not including any forecasts or projections), contains any untrue statement of material fact, or omits to state a material fact required to be stated to make such statement, in light of the circumstances in which such statement was made, not misleading. Any forecasts or projections provided to Buyer are based on assumptions considered reasonable in the industry and/or disclosed to Principals.

     7. Conditions to Obligation of Buyer. Buyer's obligation to consummate the transaction contemplated by this Agreement is subject to the satisfaction and fulfillment at or before the date of Closing of each of the following conditions:

          (a) No Bankruptcy. As of the Closing Date: (i) no creditors of any of the Sellers shall have filed a petition seeking the entry of a decree or order for relief under bankruptcy or insolvency or similar laws or for liquidation or reorganization of the Corporation, or the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for or affecting any of the Principals or the Stock; (ii) Sellers shall not have commenced a voluntary case under bankruptcy laws or insolvency or similar laws; and (iii) none of the Sellers shall have consented to the appointment or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official for or affecting such Seller or the Stock.

          (d) Continued Employment of Consultants. At least 10 of the consultants now employed by Corporation and listed on Schedule 7(d) shall have agreed to continued employment on their existing terms or other terms reasonably satisfactory to Buyer, including provisions concerning non-competition.

          (e) Key Person Insurance. Corporation shall have obtained, or shall have begun the process of obtaining, key person insurance on the lives of Principals in an amount of not less than C$450,000 each.

          (f) People Tech Partners. Corporation will terminate its People Tech Partners compensation plan by May 31, 1996, and all payments due under the plan for any periods through the Closing Date shall have been paid to or provided for with respect to any person entitled to payment. Except as described in Schedule 5(m) hereto, no further payments shall be payable to any person under the plan after the Closing Date.

          (g) Deliveries. Sellers shall have delivered to Buyer the following:

               (i) Certificates representing the Stock, together with duly executed stock transfer powers in favor of Buyer or such other endorsements, assignments or other good and sufficient instruments of sale, transfer and assignment, in form and substance satisfactory to Buyer, as may be necessary, in Buyer's reasonable judgment, to transfer to Buyer good and marketable title to the Stock free and clear of all liens, claims security interests and encumbrances whatsoever.

               (ii) Except as otherwise provided in this Agreement or the attachments hereto, resignations from all officers and directors of the Corporation effective as of the Closing Date.

               (iii) Releases executed by each Seller waiving any claims he may have against Corporation.

               (iv)   Certified   copy  of  each   Corporation's   Articles   of
Incorporation and By-Laws and a Certificate of Status or Certificate of Compliance, as the case may be, for each Corporation.

               (v) To the knowledge of Principals after review of relevant records of Corporation, a complete list of all clients to whom the Corporation has made sales since April 1, 1994, containing such other information and in such form as Buyer shall reasonably request prior to the Closing. Within thirty
(30) days after the Closing, Principals shall deliver to Buyer a list of the person who is the primary contact at each client of Corporation.

               (vi) The Employment Agreements between Corporation, on the one hand, and each Principal, on the other hand, dated the Closing Date (the "Employment Agreements") executed by the Principals. The forms of Employment Agreements are attached hereto as Exhibits A, B and C.

               (vii) A favorable opinion, dated as of the date of Closing, of Milrad & Agnew, Canadian counsel to Sellers and the Corporation and/or Roberts & Holland LLP, Special Counsel to Sellers, in form and substance satisfactory to counsel for Buyer to the effect that:

                    a. Each of the Corporation and PTCC is a corporation amalgamated or incorporated, as the case may be, under the laws of the jurisdiction of its amalgamation or incorporation, as the case may be, and has not been dissolved.

                    b. Each of the Corporation and PTCC is qualified to do business in each jurisdiction wherein the conduct of the Business makes such qualification necessary.

                    c. Each of the Sellers and the Corporation has the full personal right, power and authority or corporate power and authority, as the case may be, to execute, deliver and perform this Agreement and, as applicable, the Employment Agreements and to consummate the transactions contemplated hereby, and

                    d. This Agreement and each Employment Agreement, as applicable, has been duly executed and delivered by Sellers and the Corporation, and constitutes the legal, valid and binding obligation of Sellers and the Corporation enforceable in accordance with its terms, except as otherwise qualified or provided in the opinion.

                    e. This Agreement has been duly authorized by all necessary corporate action on the part of the Corporation.

                    f. The instruments of transfer delivered by Sellers to Buyer at the Closing are sufficient in form to convey to Buyer all of the Stock.

                    g. The execution and delivery of this Agreement by the Sellers and the Corporation do not, and the performance of the terms thereof will not, to the knowledge of such counsel, contravene any material provision of existing law of general application or of either Corporation's or PTCC's Articles of Amalgamation or Articles of Incorporation, as the case may be, or By-Laws, and to the knowledge of such counsel will not conflict with, result in a breach of or entitle any party to terminate or call a default under any judgment or decree applicable to any of the Sellers, or any indenture, mortgage or other contract or agreement to which any of the Sellers or Corporation is a party of by which it is bound.

                    h. No approval, authorization, license, permit or other action by, or filing with, any federal, provincial, municipal or other governmental commission, board or agency is required in connection with the execution and delivery by Sellers of this Agreement, or the consummation of the transactions contemplated thereby.

                    i. Such counsel knows of no action, suit, proceeding or investigation pending or threatened against any of the Principals, the Corporation, PTCC or the Business, at law or in equity, or before or by any governmental agency, department commission,board, bureau, agency or instrumentality, and, to such counsel's knowledge, there is no basis therefor.

     8. Conditions to Obligation of Sellers.

          Sellers' obligations to consummate the transaction contemplated by this Agreement is subject to the satisfaction and fulfillment at or before the date of Closing of each of the following conditions:

          (a) No Bankruptcy. As of the Closing Date: (i) no creditors of Buyer shall have filed a petition seeking the entry of a decree or order for relief under bankruptcy or insolvency or similar laws or for liquidation or reorganization of Buyer, or the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for Buyer or any of its property; (ii) Buyer shall not have commenced a voluntary case under bankruptcy laws or insolvency or similar laws; and (iii) Buyer shall have consented to the appointment or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official for Buyer or Buyer's property.

          (b) Operating Plan. Buyer, in consultation with Principals, shall have adopted and delivered an Operating Plan for the Corporation for the period beginning March 1, 1996, which Operating Plan reflects the prior practice of the Corporation and RMC's Operating Plan and shall be reasonably satisfactory to Principals. The Principals acknowledge that Buyer has no plans to expand the Business except as described in the Operating Plan.

          (c) RMC has delivered to Sellers a guarantee, reasonably satisfactory to Principals, in the form attached as Exhibit D hereto, of Buyer's obligations under this Agreement and no claim has arisen under such guarantee.

          (d) Deliveries. Buyer shall have delivered to Sellers the following:

               (i) The payments of the Purchase Price due at Closing as set forth in Section 2 hereof, less any applicable tax withholding. If Zuliani does not provide Buyer at the Closing with a Section 116 certificate as represented in Section 5(r) of this Agreement, Buyer shall escrow one-third of Zuliani's Purchase Price pursuant to the terms of an Escrow Agreement by and between Buyer and Zuliani in the form attached hereto as Exhibit E.

               (ii) The Employment Agreements executed by Corporation.

               (iii) Certified copies of resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated herein.

               (iv) Certified copies of Buyer's Articles of Incorporation and By-Laws and a Certificate of Compliance of Buyer.

               (v) A favorable opinion, dated as of the date of Closing, of Baker & McKenzie, special counsel to Buyer, and/or Fox, Rothschild, O'Brien & Frankel, counsel to Buyer, in form and substance satisfactory to counsel for Principals to the effect that:

                  a. Buyer is a corporation incorporated under the laws of Canada and has not been dissolved.

                  b. Buyer has the full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and thereby.

                  c. This Agreement has been duly authorized by all necessary corporate action on the part of Buyer and has been duly executed and delivered by Buyer.

                  d. The execution and delivery of this Agreement does not, and the performance of the terms thereof will not, contravene any material provision of existing law of general application or of Buyer's Articles of Amalgamation or By-laws.

                  e. No approval, authorization, license, permit or other action by, or filing with, any federal, provincial, municipal or other governmental commission, board or agency is required in connection with the execution and delivery by Buyer of this Agreement, or the consummation of the transactions contemplated thereby, except for a filing required pursuant to the Investment Canada Act within thirty (30) days after the Closing.

                  f. After having made inquiries of each lawyer in the Toronto office of Baker & McKenzie only, such counsel knows of no action, suit, proceeding or investigation pending or threatened against Buyer, at law or in equity, or before or by any governmental agency, department commission, board, bureau, agency or instrumentality, and, to such counsel's knowledge, there is no basis therefor.

     9. Buyer's Post-Closing Covenants.

     On or before May 31, 1996, Buyer will cause the Corporation to pay (i) any and all amounts due the Principals from the Corporation as indicated on the Financial Statements or Schedule 5(n), including accrued Shareholder and management bonuses, and loans payable to Principals, and (ii) any and all distributions due anyone as People Tech Partners distributions as indicated on the Financial Statements or Schedule 5(n), upon which time the Principals shall terminate the PPSA registration made against the assets of the Corporation on March 29, 1994 (and any other registrations that may exist).

     10. Further Assurances.

     At Closing and at all times thereafter, Principals shall, upon the request of Buyer execute all documents, instruments, certifications and further assurances and take all steps reasonably necessary or appropriate to implement, confirm or perfect the transactions provided under this Agreement.

     11. Indemnification.

     (a) Subject to Section 11(f) below, Principals shall jointly and severally indemnify, hold harmless and defend Buyer (and its officers and directors), from and against any and all claims, liabilities, direct losses, damages (but not including consequential damages), costs, and expense, including reasonable counsel fees and costs incurred in investigation (each of the foregoing being referred to herein as a "Loss") incurred or suffered by Buyer or Corporation and not reimbursed by insurance, by reason of: (i) any breach by Principals or inaccuracy of any of the warranties, representations, covenants or agreements made by Principals contained in this Agreement; (ii) any and all liabilities and obligations of, or claims against, Principals not expressly assumed by Buyer hereunder; (iii) any liability arising in connection with any Tax assessed against Principals; and
(iv) to the extent not disclosed on the Financial Statements or on the Schedules attached hereto, any and all liabilities and obligations or claims arising out of, or in connection with, the Business, or the operation of the Corporation's or PTCC's respective businesses, prior to the Closing.

        (b) (i) The purchase and redemption by Corporation of Stock owned by Smye as described in section 1 of this Agreement (the "Smye Repurchases") will be made at the sole request of Smye and not at the request of any other person. Smye shall therefore indemnify, hold harmless and defend Corporation, Buyer, and any of their respective officers, directors or shareholders (the "Special Indemnitees") against any Loss incurred by any Special Indemnitee by reason of being assessed or reassessed pursuant to any federal or provincial taxing statute (the "Taxing Statutes") in respect of any amounts assessed or reassessed against Corporation pursuant to any Taxing Statute. For greater certainty and without limiting the generality of the foregoing, Smye shall indemnify, hold harmless and defend the Special Indemnitees against any Loss incurred as a consequence of being assessed or reassessed in respect of any amounts assessed or reassessed against Corporation with respect to the Smye Repurchases pursuant to Part VI.1 of the ITA.

            (ii) Any payment made by Smye pursuant to this Section 11(b) shall represent and shall be treated by the parties as a reduction in the price paid by Corporation to Smye pursuant to section 2 of the Agreement. If the reduction of the price paid by Corporation reduces Corporation's Part VI.1 tax, Smye shall not be entitled to any refund of payments made pursuant to this Section 11(b).

            (iii) Notwithstanding any other provision in this Agreement, all indemnification payments pursuant to indemnifications described in this Section 11(b) shall be payable by Smye:

                  a. where the Loss is an amount for which a Special Indemnitee has been assessed or reassessed pursuant to a Taxing Statute, forthwith at the time that the Special Indemnitee notifies Smye in writing of the assessment or reassessment, and

                  b. in any other case, forthwith at the time that the Special Indemnitee notifies Smye in writing that the Special Indemnitee has incurred the Loss.

            (iv) Notwithstanding any other provision in this Agreement, all indemnifications described in this Section
                                      -19-

11(b) shall be in addition to the independent of any other indemnifications in this Agreement, shall not be subject to Section 11(f) of this Agreement and shall not be limited as to amount or duration.

            (v) If Smye has paid Corporation amounts pursuant to this Section 11(b) that are attributable to Corporation's liability for Part VI.1 tax (the "Part VI.1 Payments") and that are not attributable to any interest, penalties or other amounts in respect of such assessment or reassessment of Part VI.1 tax,

                  a. Corporation shall file, on a timely basis, income tax returns in which it claims a deduction (the "Part VI.1 Deduction") with respect to such part VI.1 tax pursuant to paragraph 110(1)(k) and, where relevant, paragraph 111(1)(a) of the ITA, and

                  b. Corporation shall refund to Smye, at the time that each income tax is first assessed by Revenue Canada, an amount equal to the amount by which its Part I tax is reduced as a result of the Part VI.1 Deduction but in no case shall such refunded amounts exceed the Part VI.1 Payments.

Smye shall have the right to inquire from time to time as to the timely filing of Corporation's income tax returns and the status of any Part VI.1 Deduction and Corporation or Buyer shall authorize its financial advisors to discuss same freely with Smye.

        (c) (i) Subject to Section 11(f) below, Buyer shall indemnify, hold harmless and defend Principals from and against any Loss incurred or suffered by Principals, by reason of: (i) any breach by Buyer or inaccuracy of any of the warranties, representations, covenants or agreements made by Buyer contained in this Agreement; and (ii) any and all liabilities and obligations or claims arising out of, or in connection with, the operation of the Business, or the operation of the Corporation's or PTCC's respective businesses by Buyer, after the Closing.

            (ii) In the event of a proposed assessment or reassessment pursuant to a Taxing Statute in respect of which Smye has agreed to indemnify Special Indemnitees pursuant to Section 11(b) of this Agreement, the Special Indemnitee shall give notice thereof to Smye as soon as practicable upon receipt of written notice thereof from the relevant taxing authority. The Special Indemnitee shall permit Smye at her option and expense to participate in the discussions and negotiations with the taxing authority in connection with the proposed assessment or reassessment; provided that Smye shall participate through counsel reasonably satisfactory to the Special Indemnitee.

        (d) Soon as reasonably practical (but in no event later than twenty days) after receipt by a party hereto (the

"Indemnitee") of notice of any Loss, in respect of which the other party may be liable under this Section 11, the Indemnitee shall give notice thereof to the other party obligated to provide indemnification hereunder (the "Indemnifying Party"). The Indemnitee shall permit the Indemnifying Party, at its option and expense, to assume the defense of any such claim by counsel reasonably satisfactory to the Indemnitee and to settle or otherwise dispose of the same, provided that the Indemnitee may at all times, and at its expense, participate in such defense, and provided, further, that the Indemnifying Party shall not, in defense of any such claim, except with the prior written consent of the Indemnitee, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the Indemnitee and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages by the Indemnifying Party.

        (e) Failure by an Indemnitee to give prompt notice to an Indemnifying Party specified in Section 11(d) above shall not release, waive or otherwise affect the Indemnifying Party's obligation to indemnify hereunder except to the extent that the Indemnifying Party can demonstrate actual loss and prejudice as a result of such failure.

        (f) Notwithstanding any provision of this Section 11 to the contrary except Section 11(b), there shall be no obligation on the part of the Principals to indemnify hereunder:

                  (i)  unless  aggregate  Losses  suffered  or  incurred  by  an
Indemnitee,   net  of  any  insurance  proceeds  with  respect  thereto,  exceed
US$75,000;

                  (ii) with respect to any claims made by People Tech, a Pennsylvania partnership located in Havertown, Pennsylvania, in connection with the right of the Corporation to use the name "People Tech" (the Principals agree neither RMC, Buyer nor the Corporation shall be required to expend any sums in defending any such claims or in acquiring the right to the continued use of the name "People Tech");

                  (iii) in the case of Smye, once indemnification  payments made
by  Smye   pursuant  to  this  Section  10  have  equalled  the  amount  of  Net
Consideration (hereinafter defined) paid to the Principals;

                  (iv) in the case of Smith, once indemnification payments made by Smith pursuant to this Section 10 have equalled the amount of Net Consideration received by Smith and the Smith Trust; or

                  (v) in the case of Zuliani, once indemnification payments made by Zuliani pursuant to this Section

10 have equalled the amount of Net Consideration received by Zuliani and the Zuliani Trust.

               "Net Consideration" shall mean 55% of the amounts paid pursuant to Section 2 of this Agreement.

          12. Survival of Representations.

               All representations and warranties made by the parties herein and pursuant hereto shall survive the Closing and expire upon the eighteen month anniversary of the Closing Date unless a claim is brought thereon by Buyer or Sellers, as the case may be, prior to such eighteen month anniversary, except in the case of a representation or warranty relating to Tax which shall expire on the third anniversary of the Closing Date.

          13. Expenses; Sales and Transfer Taxes.

               The parties hereto shall bear their own respective expenses, including legal and accounting fees, incident to the preparation and carrying out of this Agreement. Principals will pay any sales, transfer or privilege taxes and duties in Ontario, due upon or with respect to the transactions under this Agreement, if any. Principals shall be personally responsible for any fees and expenses due Geneva Financial Corporation, Robert Esecson and/or Esmarox Corporation in connection with the transactions contemplated hereby. Sellers and Buyer represent and warrant that except as described above, neither has made any agreement nor taken any action which may cause anyone to become entitled to any commission as a result of the transactions contemplated hereunder.

          14. Miscellaneous.

               (a) Notices. All notices, demands and other communications to be made hereunder ("Notice") shall be given in writing and shall be deemed to have been duly given if personally delivered or sent by certified or registered mail, postage prepaid, return receipt requested, to the other party at the following address (or to such other address as may be given by Notice by any party):

                If to Buyer:              PTR Right Acquisition Co. Inc.
                                          86 Bloor Street, Suite 304
                                          Toronto, Ontario  M5S 1M5

                With copies to:           Right Management Consultants, Inc.
                                          1818 Market Street, 33rd Floor
                                          Philadelphia, Pennsylvania 19103
                                          Attention:  G. Lee Bohs, Executive
                                                      Vice President and CFO
                                                        and

                                          Theodore A. Young, Esquire
                                          Fox, Rothschild, O'Brien & Frankel
                                          2000 Market Street, 10th Floor
                                          Philadelphia, Pennsylvania 19103

                 If to a Principal:       to the address for such
                                          Principal in Buyer's records

                 With a copy to:          Arthur W. Brill, Esquire
                                          Roberts & Holland LLP
                                          Worldwide Plaza
                                          825 Eighth Avenue
                                          New York, NY  10019-7416

Notice shall be deemed effective, if personally delivered, when delivered, and if mailed, at midnight on the third business day after deposit in the Canadian or U.S. mail.

          (b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

          (c) Governing Law. This Agreement has been made, executed and delivered in, and is to be governed, construed and enforced in accordance with the laws of Ontario, Canada.

          (d) Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

          (e) Entire Agreement. This Agreement and the documents attached as exhibits hereto, when executed will contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior written and oral negotiations, agreements and writings.

          (f) Modification. This Agreement may be amended, superseded, terminated or extended, and the terms hereof may be waived, only by a written instrument signed by all of the parties or, in the case of a waiver, signed by the party waiving compliance.

          (g) Preservation of Rights. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

          (h) Provisions Severable. The provisions of this Agreement are independent of and severable from each other. No provisions will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any one or more of any of the provisions hereof may be invalid or unenforceable in whole or in part.

          (i) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


/s/ Quincey Cotton                          /s/ Marti Smye
- -----------------------------               ------------------------------
Witness                                     Marti Smye

/s/ Quincey Cotton                          /s/ Margaret Smith
- -----------------------------               ------------------------------
Witness                                     Margaret Smith


                                            Margaret Smith Family Trust



/s/ Quincey Cotton                          By: /s/ Margaret Smith
- -----------------------------                   --------------------------
Witness

/s/ Quincey Cotton                          /s/ Richard Zuliani
- -----------------------------               ------------------------------
Witness                                     Richard Zuliani



                                            Richard Zuliani Family Trust


/s/ Quincey Cotton                          By: /s/ Richard Zuliani
- -----------------------------               ------------------------------
Witness

/s/ Richard Zuliani                         By: /s/ M. Both
- -----------------------------                   --------------------------
Witness

/s/ Richard Zuliani                         By: /s/ Ted Bodary
- -----------------------------                   --------------------------
Witness


                                            PTR Right Acquisition Co., Inc.


                                            By: /s/ G. Lee Bohs
                                                --------------------------
                                                G. Lee Bohs, Secretary


                                            People Tech Consulting Inc.


                                             By: /s/ Marti Smye
                                                 --------------------------
                                                 Marti Smye
                                      -25-